Exhibit 99.1

For Immediate Release

TETRA TECHNOLOGIES, INC.

ANNOUNCES SECOND QUARTER 2004 EARNINGS OF $0.22 PER SHARE

July 26, 2004 (The Woodlands, Texas), TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE: TTI) today announced that its second quarter 2004 earnings were $0.22 per share, fully diluted. The $0.22 corresponds to the $0.27 per share reported in the second quarter of 2003 and the $0.08 per share reported in the first quarter of 2004 (all earnings and net profit amounts in the text portion of this press release are before discontinued operations and the cumulative effect of accounting changes).

Consolidated revenues for the quarter ended June 30, 2004, were $84,098,000 versus the $86,217,000 reported in the second quarter of 2003. Gross profit margins were $18,967,000 in the second quarter of 2004 versus the $23,824,000 reported in the comparable period in 2003. Income from continuing operations for the second quarter of 2004 was $5,097,000 versus the $6,209,000 recorded in the second quarter of 2003.

Consolidated results per share for the second quarter of 2004 were earnings of $0.22 with 23,554,000 weighted average diluted common shares outstanding versus $0.27 with 22,908,000 weighted average diluted common shares outstanding in the second quarter of 2003 (adjusted for stock split in 2003).

Divisional pretax earnings for the second quarter of 2004 versus the second quarter of 2003 were: Fluids – $4,125,000 in 2Q 2004 and $4,089,000 in 2Q 2003; Well Abandonment & Decommissioning – $5,702,000 in 2Q 2004 and $9,686,000 in 2Q 2003; and Testing & Services – $1,417,000 in 2Q 2004 and $1,162,000 in 2Q 2003.

Financial data aggregating the first six months of 2004 versus the comparable data for 2003 is available in the accompanying exhibit to this press release.

Geoffrey M. Hertel, Chief Executive Officer, stated, “During the second quarter, we simultaneously worked to enhance existing operations and began the process of finalizing the purchase of the two largest acquisitions in our corporate history, Compressco, Inc. and a business unit of Kemira Oyj. I am proud to say that the efforts were very successful, even though there was a cost in both personnel utilization and near term earnings.

“Over the last few years, TETRA has positioned itself financially to take advantage of synergistic acquisitions, on its timetable. During the second quarter, the Company acquired Well Pluggers, Inc., which represents a Permian Basin expansion of our onshore well abandonment business. TETRA also acquired Pema Oil Servicios, an expansion of our Venezuelan testing business. Then on July 15, we closed the acquisition of Compressco, Inc. for a total consideration of approximately $109 million (includes about $15.8 million of debt payoff), which was funded from our cash balances and monies obtained under our existing credit facility. We believe the combination of TETRA’s Testing & Services Division and Compressco will allow us to rapidly grow a “production enhancement” business. We continue to work toward a late third quarter or early fourth quarter closing of our acquisition of the European calcium chloride business of Kemira Oyj of Helsinki, Finland. This purchase should integrate our Fluids business in that geographic region, in much the same way our existing calcium chloride plants did for our U.S. Fluids operations. We anticipate that all of these acquisitions will be accretive when they are acquired. However, with the transitional costs that will be incurred for each purchase, we do not expect any significant earnings increases from these acquisitions in 2004. In the aggregate, we do anticipate that earnings contributions from this year’s acquisitions will be significant to 2005 (after netting out the associated financing costs).

“Earnings in the second quarter were impacted both positively and negatively by a number of unforeseen factors. However, three items combined to reduce earnings by about $0.06 per diluted share from early second quarter estimates. In the first quarter of this year our largest domestic testing customer dramatically reduced its drilling budget, thus idling a material number of our testing packages. During the quarter, we redeployed this equipment into stronger markets. Also, in our international testing business, an anticipated new contract and a contract extension have been awaiting signature for the past two months. Without these contracts, a portion of our international fleet has been shut down. Finally, we directed Maritech to take immediate advantage of the current improved commodity prices. This entailed reworking and repairing wells and equipment to maximize production. Heretofore, we were spreading these costs (much of which was expensed) over a number of quarters. The bad news was that second quarter earnings were negatively impacted by these costs. The good news is that Maritech is currently producing at an all time high level.

“We anticipate dramatically improved financial results in the second half of this year versus the first half of 2004. The impact of an improving fluids market, more consistent abandonment results, improved testing results and modest earnings from recent acquisitions should all contribute to a better second half in 2004. At the present time, we are estimating per share profits of $0.60 – $0.70 for the last half of 2004 versus the $0.30 earned during the first half of the year,” concluded Hertel.

TETRA is an oil and gas services company, including an integrated calcium chloride and brominated products manufacturing operation that supplies feedstocks to energy markets, as well as other markets.

This press release includes certain statements that are deemed to be forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Certain Business Risks” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(In Thousands, Except Per Share Amounts)
Revenues
Fluids Division	$34,037	$31,304	$68,035	$59,599
WA&D Division	37,676	44,018	60,432	69,368
Testing & Services Division	12,534	11,312	25,853	22,508
Eliminations and other	(149)	(417)	(261)	(766)
Total revenues	84,098	86,217	154,059	150,709

Gross Profit
Fluids Division	7,306	7,725	14,693	14,213
WA&D Division	8,754	13,599	12,471	18,275
Testing & Services Division	2,921	2,498	6,677	4,798
Eliminations and other	(14)	2	(25)	(9)
Total gross profit	18,967	23,824	33,816	37,277

General and administrative expense	11,882	14,060	23,816	24,061
Operating income	7,085	9,764	10,000	13,216

Interest expense (income), net	(90)	68	(184)	277
Other expense (income)	(378)	83	(331)	(467)

** Income before taxes, discontinued operations and cumulative effect of change in accounting principle	7,553	9,613	10,515	13,406

Provision for income taxes	2,456	3,404	3,522	4,742

Income before discontinued operations and cumulative effect of change in accounting principle	5,097	6,209	6,993	8,664

Discontinued operations:
Income (loss) from discontinued operations, net of taxes	(218)	55	(346)	(514)

Net income before cumulative effect of accounting change	4,879	6,264	6,647	8,150
Cumulative effect of change in accounting principle, net of taxes	–	–	–	(1,464)

Net income	$4,879	$6,264	$6,647	$6,686

** Income before taxes, discontinued operations and cumulative effect of change in accounting principle
Fluids Division	4,125	4,089	8,003	7,444
WA&D Division	5,702	9,686	6,065	11,702
Testing & Services Division	1,417	1,162	3,621	2,873
Corporate overhead	(3,691)	(5,324)	(7,174)	(8,613)
Total	7,553	9,613	10,515	13,406

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(In Thousands, Except Per Share Amounts)
Basic per share information:
Income before discontinued operations and cumulative effect of change in accounting principle	$0.23	$0.29	$0.31	$0.40
Income (loss) from discontinued operations	(0.01)	0.00	(0.01)	(0.02)
Cumulative effect of change in accounting principle, net of taxes	–	–	–	(0.07)
Net income	$0.22	$0.29	$0.30	$0.31

Weighted average shares outstanding	22,280	21,741	22,295	21,690

Diluted per share information:
Income before discontinued operations and cumulative effect of change in accounting principle	$0.22	$0.27	$0.30	$0.38
Income (loss) from discontinued operations	(0.01)	0.00	(0.02)	(0.02)
Cumulative effect of change in accounting principle, net of taxes	–	–	–	(0.06)
Net income	$0.21	$0.27	$0.28	$0.30

Weighted average shares outstanding	23,554	22,908	23,632	22,613

Depreciation, depletion and amortization	$7,511	$7,634	$13,883	$14,956

(A) Information presented for each period reflects TETRA's Damp Rid, Inc. and Norwegian process services operations as discontinued operations.

Balance Sheet	June 30 , 2004	December 31, 2003
	(In Thousands)
Cash	$36,859	$16,925
Accounts receivable, net	70,161	70,769
Inventories	36,169	35,116
Other current assets	9,970	13,991
PP&E, net	151,503	144,098
Other assets	29,216	28,700
Total assets	$333,878	$309,599

Current portion of long-term debt	$7	$8
Other current liabilities	57,730	44,681
Long-term debt	–	4
Other long-term liabilities	58,216	54,137
Equity	217,925	210,769
Total liabilities and equity	$333,878	$309,599

Contact:

TETRA Technologies, Inc., The Woodlands, Texas

Geoffrey M. Hertel, 281/367-1983

Fax: 281/364-4398

www.tetratec.com

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